UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2003

____________________________________

HESPERIA HOLDING , INC.

(Name of Small Business issuer in its charter)

____________________________________

NEVADA (State or other jurisdiction of incorporation or organization)	000-30085 (Commission file No.)	88-0453327 (IRS Employer Identification No.)

9780 E Avenue

Hesperia, California 92345

(Address of principal executive offices including zip code)

(760) 947-1378

(Registrant's telephone number including area code)

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On July 17, 2003, the Company dismissed its certifying accountant, Beckstead and Watts, LLP ("Beckstead"). Beckstead's reports on the financial statements for the year ended December 31, 2002  and  the period March 3, 2000 (date of inception) through December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; however, the audit reports for the year ended December 31, 2002 and the period March 3, 2000 (date of inception) through December 31, 2002 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the year ended December 31, 2002 and the period March 3, 2000 (date of inception) through December 31, 2002, and the  subsequent interim period through July 17, 2003 the Company has not had any disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford Stefanou Mirchandani") as its certifying accountant as of July 17, 2003 for the Company's fiscal year ending December 31, 2003. The Company has not consulted Russell Bedford Stefanou Mirchandani previously.

        Beckstead's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                   Description

16        Letter from Beckstead and Watts, LLP, Certified Public Accountants to the Commission, dated July 17, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HESPERIA HOLDING, INC.

By: /s/ Don Shimp

     Don Shimp, President

Dated:  July 17, 2003